UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
May 20, 2015
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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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COMMISSION FILE NUMBER               0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)
600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(401-828-4000)
 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 20, 2015, Astro-Med, Inc. (the “Registrant”) entered into indemnification agreements with each of its directors and its Chief Financial Officer. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Rhode Island law against liabilities that may arise by reason of their service to the Registrant and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 20, 2015, the Registrant held its Annual Meeting of Shareholders (the “Meeting”) in West Warwick, Rhode Island.  Of the 7,266,134 shares of the Registrant’s common stock outstanding as of the record date, 6,654,546 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to (i) elect six directors to serve until the next annual meeting or until their respective successors are elected and qualified, (ii) approve an advisory (non-binding) proposal on the Registrant’s executive compensation, (iii) approve the Registrant’s 2015 Equity Incentive Plan and (iv) ratify the appointment of Wolf & Company, P.C. as independent auditors for the Registrant.  The voting results from the Meeting were as follows:
1. Election of Directors
	For	Withhold
Graeme MacLetchie	5,107,581	452,055
Everett V. Pizzuti	5,107,193	452,443
Mitchell I. Quain	4,847,518	712,118
Harold Schofield	5,116,581	443,055
Hermann Viets	5,116,581	443,055
Gregory A. Woods	4,973,080	586,556

	For	Against	Abstain	Broker Non-Vote
2. To consider and approve an advisory (non-binding) proposal on the Registrant’s executive compensation	5,088,078	459,756	11,802	1,094,910
	For	Against	Abstain	Broker Non-Vote
3. To consider and approve the Registrant’s 2015 Equity Incentive Plan	4,996,360	535,472	27,804	1,094,910
	For	Against	Abstain
4. To ratify the appointment of Wolf & Company, P.C. as independent auditors for the Registrant	6,637,553	11,193	5,800

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
(c)            Exhibit
Exhibit no.                                        Exhibit
None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: May 27, 2015	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer